Exhibit 99.1

Health Net, Inc. 21650 Oxnard Street Woodland Hills, CA 91367 818.676.6000 800.291.6911 www.healthnet.com

Investor Contact	Media Contact
Angie McCabe	Brad Kieffer
(818) 676-8692	(818) 676-6833
angie.mccabe@healthnet.com	brad.kieffer@healthnet.com

HEALTH NET ISSUES 2013 EARNINGS GUIDANCE

LOS ANGELES, December 18, 2012 – Health Net, Inc. (NYSE:HNT) today announced its 2013 annual guidance of $2.00 to $2.10 for GAAP earnings per diluted share.

Health Net expects its consolidated revenues for the combined Western Region Operations (Western Region) and Government Contracts segments in 2013 will be between approximately $10.7 billion and $11.2 billion.

Compared with year-end 2012 enrollment, the company expects the following with regard to year-end 2013 enrollment for the Western Region:

•	Total health plan membership will decline by 1 to 2 percent;

•	Commercial enrollment will decline by 8 to 9 percent;

•	Medicare Advantage enrollment will increase by 1 to 2 percent; and

•	Medicaid enrollment will increase by 4 to 6 percent.

Western Region commercial premium yields per member per month (PMPM) in 2013 are expected to increase by approximately 3.6 percent compared with 2012.

The year-over-year change in commercial premium yields PMPM is anticipated to be affected by ongoing product and geographic mix shifts. In 2013, the company expects commercial enrollment to be more heavily weighted to smaller accounts and tailored network products that have lower than company-average premiums PMPM when compared with 2012.

Western Region commercial health care costs PMPM in 2013 are expected to increase by approximately 350 basis points less than the 2013 increase in commercial premium yields PMPM.

The company expects the year-over-year change in commercial health care costs PMPM to be driven by several factors. The company anticipates no recurrence of adverse prior period development in 2013, which accounts for approximately 200 basis points of the change noted above. The continuing mix shift from larger to smaller groups, from higher cost to lower cost geographies, and from full network products to more efficient products with lower medical care ratios, is expected to account for approximately 90 basis points of the difference. Lastly, approximately 60 basis points of the difference are expected to result from repricing actions in the company’s largest accounts.

The pretax contribution from the Government Contracts segment is expected to be approximately $75 million to $84 million in 2013.

The company’s general and administrative (G&A) expense ratio for the Western Region is expected to be approximately 9.0 to 9.4 percent in 2013.

The company’s guidance at this time excludes any impact on membership, revenues, costs or earnings from its participation in the state of California’s dual eligible demonstration pilot programs.

Following is a table with specific 2013 guidance metrics.

Metric	2013 Guidance

Year-end membership(a)(c)	Commercial: -8% to -9% Medicaid: +4% to +6% Medicare Advantage: +1% to +2% Total health plan membership: -1% to -2%

Consolidated revenues(b)	~$10.7 billion to $11.2 billion

Commercial premium yields PMPM(a)(c)	~ +3.6%

Commercial health care costs PMPM(a)(c)	~350 basis points < premium yields PMPM

Selling cost ratio(a) G&A expense ratio(a)	~2.3% to 2.4% ~9.0% to 9.4%

Tax rate(b)	38.0% to 39.0%

Weighted-average fully diluted shares outstanding	~80 million

GAAP EPS	$2.00 to $2.10

(a)	For the company’s Western Region Operations segment
(b)	For the combined Western Region Operations and Government Contracts segments
(c)	These estimates are in comparison to expected 2012 amounts.

About Health Net

Health Net, Inc. is a publicly traded managed care organization that delivers managed health care services through health plans and government-sponsored managed care plans. Its mission is to help people be healthy, secure and comfortable. Health Net, through its subsidiaries, provides and administers health benefits to approximately 5.4 million individuals across the country through group, individual, Medicare (including the Medicare prescription drug benefit commonly referred to as “Part D”), Medicaid, U.S. Department of Defense, including TRICARE, and Veterans Affairs programs. Health Net’s behavioral health services subsidiary, Managed Health Network, Inc., provides behavioral health, substance abuse and employee assistance programs to approximately 4.9 million individuals, including Health Net’s own health plan members. Health Net’s subsidiaries also offer managed health care products related to prescription drugs, and offer managed health care product coordination for multi-region employers and administrative services for medical groups and self-funded benefits programs.

For more information on Health Net, Inc., please visit Health Net’s website at www.healthnet.com.

Cautionary Statements

Health Net, Inc. and its representatives may from time to time make written and oral forward-looking statements within the meaning of the Private Securities Litigation Reform Act (“PSLRA”) of 1995, including statements in this and other press releases, in presentations, filings with the Securities and Exchange Commission (“SEC”), reports to stockholders and in meetings with investors and analysts. All statements in this press release, other than statements of historical information provided herein, including the guidance for future periods and the assumptions underlying such projections, may be deemed to be forward-looking statements and as such are intended to be covered by the safe harbor for “forward-looking statements” provided by PSLRA. These statements are based on management’s analysis, judgment, belief and expectation only as of the date hereof, and are subject to changes in circumstances and a number of risks and uncertainties. Without limiting the foregoing, the guidance as to expected future period results and statements including the words “believes,” “anticipates,” “plans,” “expects,” “may,” “should,” “could,” “estimate,” “intend,” “feels,” “will,” “projects” and other similar expressions are intended to identify forward-looking statements. Actual results could differ materially from those expressed in, or implied or projected by the forward-looking information and statements due to, among other things, health care reform and other increased government participation in and regulation of health benefits and managed care operations, including the ultimate impact of the Affordable Care Act, which could materially adversely affect Health Net’s financial condition, results of operations and cash flows through, among other things, reduced revenues, new taxes, expanded liability, and increased costs (including medical, administrative, technology or other costs), or require changes to the ways in which Health Net does business; rising health care costs; continued slow economic growth or a further decline in the economy; negative prior period claims reserve developments; trends in medical care ratios; membership declines; unexpected utilization patterns or unexpectedly severe or widespread illnesses; rate cuts and other risks and uncertainties affecting Health Net’s Medicare or Medicaid businesses; Health Net’s ability to successfully participate in the dual-eligibles pilot programs; litigation costs; regulatory issues with federal and state agencies including, but not limited to, the California Department of Managed Health Care, the Centers for Medicare & Medicaid Services, the Office of Civil Rights of the U.S. Department of Health and Human Services and state departments of insurance; operational issues; failure to effectively oversee our third-party vendors; noncompliance by Health Net or Health Net’s business associates with any privacy laws or any security breach involving the misappropriation, loss or other unauthorized use or disclosure of confidential information; liabilities incurred in connection with Health Net’s divested operations; impairment of Health Net’s goodwill or other intangible assets; investment portfolio impairment charges; volatility in the financial markets; and general business and market conditions. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included within Health Net’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed with the SEC, and the other risks discussed in Health Net’s filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements. Except as may be required by law, Health Net undertakes no obligation to address or publicly update any of its guidance, the assessment of the underlying assumptions or forward-looking statements to reflect events or circumstances that arise after the date of this release.

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